EXHIBIT (m)(6)(b)

                                     AMENDED
                                   SCHEDULE A

                            EATON VANCE GROWTH TRUST
                            CLASS R DISTRIBUTION PLAN


              Fund                                              Adopted:
              ----                                              --------

  Atlanta Capital Intermediate Bond Fund                   December 10, 2001
  Atlanta Capital Large-Cap Growth Fund                    December 10, 2001
  Atlanta Capital Small-Cap Fund                           December 10, 2001
  Eaton Vance Worldwide Health Sciences Fund                 June 16, 2003